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                                                                    EXHIBIT 99.1


                        [WOLVERINE TUBE, INC. LETTERHEAD]

                             P R E S S  R E L E A S E

Contact:      Jed Deason
              Chief Financial Officer
              (256) 580-3510

                WOLVERINE TUBE, INC. - REVOLVING CREDIT FACILITY

HUNTSVILLE, AL., February 6, 2002 - Wolverine Tube, Inc. (NYSE: WLV) today announced that to address any potential financial covenant violations under its $200 million Revolving Credit Facility, the Company has entered into a Limited Waiver with its lenders. Under the terms of the Limited Waiver, the lenders waived compliance with the financial covenants contained in the Facility from December 31, 2001 through April 16, 2002. In return, the Company agreed to limit borrowings under the Facility to an aggregate amount of $130 million, to grant a security interest in all U.S. accounts receivable and inventory to secure all new borrowings under the Facility after the date of the execution of the Limited Waiver, adjust the floating base interest rate on the Facility to LIBOR plus 3.00% and limit certain non-operating activities of the Company. In addition to the Limited Waiver, the Company and the lenders entered into a Sixth Amendment to Credit Agreement and Security Agreement documenting the agreed upon terms in the Limited Waiver. The Facility matures on April 30, 2002 and the Company is in the process of negotiating a refinancing structure.

Jed Deason, Chief Financial Officer stated, "Given the current recession and general business environment, the Limited Waiver provides the Company with adequate time to either refinance or restructure the Facility with an appropriate financing facility that meets the longer-term needs of the Company. This process is well underway!" The Company believes that the funds available from the Facility together with cash flow from operations will be sufficient to satisfy the Company's normal operating requirements, including working capital needs, interest obligations, mandatory redemption of its preferred stock and capital spending requirements, during the period of the waiver. As of February 4, 2002, the Company had approximately $100 million in outstanding borrowings and obligations under the Facility.


Wolverine Tube, Inc. provides its customers with copper and copper alloy tube, fabricated products, brazing alloys, fluxes and lead-free solder, as well as copper and copper alloy rod, bar and strip products. Internet addresses: http://www.wlv.com and http://www.silvaloy.com.

Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "may," "will," "expect," "believe," "intend" and other similar terminologies and express the Company's expectations concerning the Company's ability to meet its cash needs during the period of the waiver. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from


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those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statement contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to expectations of the Company's ability to meet its cash flow needs, factors that could affect actual results include, without limitation, assumptions made as to the timing of collections of accounts receivable, the mix and timing of sales revenue, labors costs, raw materials costs, fuel and energy costs and the effect of currency fluctuations. A discussion of the risk factors which could cause actual results to differ from those contained in the forward-looking statements can be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as well as other reports filed from time to time with the Securities and Exchange Commission, including the Company's most recent Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001.



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